EXHIBIT 99.1

ATMI Reports First Quarter 2009 Financial Results

 * 1Q revenues:  $37.4 million
 * 1Q diluted loss per share: $0.59, including $0.23 of unusual charges

DANBURY, Conn., April 22, 2009 (GLOBE NEWSWIRE) -- ATMI, Inc. (Nasdaq:ATMI) today announced that revenues decreased 60% to $37.4 million for the first quarter of 2009, compared with $92.8 million in the first quarter of 2008. Net loss was $18.4 million, including unusual non-cash pretax charges of $11.2 million, compared with net income of $10.4 million a year ago. Loss per diluted share was $0.59, including $0.23 resulting from the unusual charges, compared with earnings of $0.32 per diluted share in the first quarter of 2008.

The $11.2 million of unusual charges consists of these non-cash pre-tax items:

 - $6.2 million impairment on certain manufacturing, research, and administrative fixed assets
 - $2.4 million other-than-temporary-impairment in the market value of an auction rate security
 - $1.5 million increase in reserve for bad debts given the effect of the global economic environment
 - $1.1 million increase in inventory reserves because of reduced global demand

"Consistent with the overall semiconductor industry, our first quarter results were affected by record low manufacturing capacity utilization and by aggressive inventory management throughout the entire semiconductor supply chain. The decline in our revenues was further exacerbated by excess inventory in the SDS(r) distribution channel," said Doug Neugold, ATMI Chief Executive Officer. "We took actions based on our view of the global and industry downturn, but did not anticipate the severe SDS product inventory reductions in the first quarter, which may continue into the second quarter."

"Despite the severe market conditions, ATMI generated positive cash flow from operations during the first quarter and maintained our strong balance sheet," said Tim Carlson, ATMI Chief Financial Officer. "While we have recently seen increased customer activity turn into order rate increases for several of our consumable materials, we do not yet feel confident that a sustainable and meaningful recovery is underway. As a result, we have implemented additional cost reduction and deferral actions to further control near term spending while continuing to allow for investment in strategic opportunities that we believe will lead to sustainable growth as the economy recovers."

A conference call (dial-in: 888.822.9375) discussing the Company's financial results and business outlook will begin at 11:00 a.m. Eastern time, April 22, 2009. A replay of the call will be available for 48 hours at 800.642.1687 (access code 82022082). An audio webcast of the conference call will be available for 30 days on atmi.com.

About ATMI

ATMI Inc. provides specialty semiconductor materials, and high-purity materials handling and delivery solutions designed to increase process efficiencies for the worldwide semiconductor, flat panel, and life sciences industries. For more information, please visit http://www.atmi.com.

The ATMI, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5254

ATMI, the ATMI logo, and SDS are trademarks or registered trademarks of Advanced Technology Materials, Inc., in the United States, other countries or both.

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2009 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing, commercializing and delivering new products; problems or delays in integrating acquired operations and businesses; uncertainty in the credit and financial markets; and other factors described in ATMI's Form 10-K for the year ended December 31, 2008, and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                               ATMI, INC.
                    SUMMARY STATEMENTS OF OPERATIONS
                   (in thousands, except per share data)
                               (Unaudited)

                                              Three Months Ended
                                              ------------------
                                                   March 31,
                                                   ---------
                                                2009       2008
                                              -------    -------
 Revenues                                     $37,362    $92,797
 Cost of revenues                              30,431     46,431
                                              -------    -------
 Gross profit                                   6,931     46,366
 Operating expenses:
   Research and development                    11,651      8,492
   Selling, general, & administrative          22,240     22,705
                                              -------    -------
   Total operating expenses                    33,891     31,197

 Operating income (loss)                      (26,960)    15,169

 Other income (expense), net                   (2,146)       262
                                              -------    -------

 Income (loss) before income taxes            (29,106)    15,431

 Provision (benefit) for income taxes         (10,682)     5,046
                                              -------    -------

 Net income (loss)                           ($18,424)   $10,385
                                              =======    =======

 Diluted earnings (loss) per share             ($0.59)     $0.32

 Weighted average shares   outstanding         31,376     32,800

                                ATMI, INC.
                          SUMMARY BALANCE SHEETS
                             (in thousands)

                                                March 31, December 31,
                                                --------    --------
                                                  2009        2008
                                                  ----        ----
                                               (unaudited)
                                               -----------
 Assets
   Cash & marketable securities (1)             $ 95,610    $ 92,365
   Accounts receivable, net                       24,336      42,229
   Inventories, net                               53,140      55,986
   Other current assets                           32,007      27,379
                                                --------    --------
      Total current assets                       205,093     217,959
   Property, plant, and equipment, net           125,720     136,425
   Marketable securities, non-current (1)          2,615       3,655
   Other assets                                   93,070      95,025
                                                --------    --------
        Total assets                            $426,498    $453,064
                                                --------    --------

 Liabilities and stockholders' equity
   Accounts payable                             $ 11,947    $ 12,867
   Other current liabilities                      13,371      14,997
                                                --------    --------
     Total current liabilities                    25,318      27,864
   Non-current liabilities                        12,976      16,303
   Stockholders' equity                          388,204     408,897
                                                --------    --------
      Total liabilities & stockholders' equity  $426,498    $453,064
                                                --------    --------

 (1) Total cash and marketable securities equaled $98.2 million and
     $96.0 million at March 31, 2009 and December 31, 2008,
     respectively.

CONTACT:  ATMI, Inc.
          Dean Hamilton, Director, ATMI Investor Relations & Corporate
           Communications
          203.207.9349
          203.794.1100 x4202
          dhamilton@atmi.com